Exhibit 99.1

Investor Contact:	Elizabeth Saunders	Media Contact:	Joy Sutton
	Clermont Partners		(615) 587-7728
	(312) 690-6008		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports Second Quarter 2018 Results

Reaffirms 2018 Annual Guidance

BRENTWOOD, Tenn., August 1, 2018 - AAC Holdings, Inc. (NYSE: AAC) today announced financial results for the second quarter ended June 30, 2018 and reiterates its previously issued full year 2018 guidance.

Second Quarter 2018 Operational and Financial Highlights:

(All comparisons are to the comparable prior-year period, unless otherwise noted)

•	Total revenue increased 27% to $86.8 million on a comparable accounting basis (increased 11% as reported)
•	Average daily inpatient revenue (ADR) increased 12% to $841
•	Total average daily census (ADC) increased to 1,157 compared with 961
•	Outpatient visits increased 230% to 51,019
•	Net loss attributable to AAC Holdings, Inc. common stockholders was $3.0 million, or $(0.12) per diluted common share
•	Adjusted EBITDA increased 2% to $14.8 million (see non-GAAP reconciliation herein)
•	Adjusted earnings per diluted common share was $0.09 (see non-GAAP reconciliation herein)

“We are pleased with the progress we have made this year as we continue to execute to plan and make strides in transforming our sales and marketing team, including opening a new admissions center and bringing on new senior leadership," said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. "Operations during the quarter remained very strong with the integration of AdCare going well and the continued improvements in cash collections. We remain focused on our sales and marketing efforts and feel confident we will meet our annual guidance with continued momentum entering into 2019.”

Adoption of New Revenue Recognition Standard

In May 2014, the FASB issued Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (ASC Topic 606), a replacement of Revenue Recognition ASC Topic 605. The Company adopted ASC Topic 606 on January 1, 2018 using the modified retrospective approach. Under ASC Topic 606, the provision for doubtful accounts, which historically was reported as an operating expense, is now reported as a direct reduction to revenue effective January 1, 2018. This change in presentation reduced revenues and operating expenses by the same amount and did not have an effect on net income or earnings per share. As the Company adopted ASC Topic 606 using the modified retrospective approach, prior year periods were not recast and as such, revenues as reported for those periods are not comparable to the current year presentation. For purposes of this release, we have applied our adoption of ASC Topic 606 to the prior year period. We believe this allows for an accurate comparison of prior period revenue. Where we have used language such as “less the provision for doubtful accounts,” this indicates a comparison of periods that reflects our adoption of ASC Topic 606.

AdCare Acquisition

On March 1, 2018, AAC acquired AdCare, Inc. and its subsidiaries (“AdCare”). AdCare offers treatment for drug and alcohol addiction and includes, among other things, a 114-bed hospital and 5 outpatient centers in Massachusetts, as well as a 59-bed residential inpatient treatment center and 2 outpatient centers in Rhode Island. AdCare was purchased for total consideration of $85.0 million, subject to adjustments.

Second Quarter 2018 Financial Results

AAC breaks down its revenues between client related revenue and non-client related revenue. Client related revenue includes: (1) inpatient treatment facility services and related professional services; (2) outpatient facility services, related professional services and sober living services; and (3) client related diagnostic services, which includes point of care drug testing and client related diagnostic laboratory services. Non-client related revenue includes marketing and diagnostic services provided to third parties as well as addiction services provided to individuals in the criminal justice system.

Total revenue on a comparable accounting basis (i.e., less the provision for doubtful accounts) increased 27% to $86.8 million compared with $68.5 million in the same period in the prior year. Total revenue as reported increased 11%.

Inpatient treatment facility revenue, on a comparable accounting basis, increased 21% to $66.7 million compared with $55.1 million in the same period in the prior year. ADR increased 12% to $841 compared with $752 in the same period in the prior year.

Outpatient and sober living facility revenue, on a comparable accounting basis, increased 60% to $9.0 million compared with $5.6 million in the same period in the prior year. Average revenue per outpatient visit (ARV) decreased 56% to $177 compared with $403 in the same period in the prior year.

Client related diagnostic services revenue, on a comparable accounting basis, increased 39% to $7.5 million compared with $5.4 million in the same period in the prior year.

Non-client related revenue, on a comparable accounting basis, increased 48% to $3.5 million compared with $2.4 million in the same period in the prior year.

Net loss attributable to AAC Holdings, Inc. common stockholders was $3.0 million, or $(0.12) per diluted common share, compared with $1.9 million, or $(0.08) per diluted common share, in the prior-year period.

Adjusted EBITDA increased 2% to $14.8 million compared with $14.5 million for the same period in the prior year. Adjusted net income attributable to AAC Holdings, Inc. common stockholders decreased to $2.2 million, or $0.09 per diluted common share, compared with $6.1 million, or $0.26 per diluted common share, for the same period in the prior year. Adjusted EBITDA, adjusted net income attributable to AAC Holdings, Inc. common stockholders and adjusted earnings per diluted common share are non-GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are included at the end of this release.

Balance Sheet and Cash Flows

As of June 30, 2018, AAC Holdings’ balance sheet reflected cash and cash equivalents of $11.4 million, net property and equipment of $168.4 million and total debt of $302.0 million, net of debt issuance costs of $9.4 million.

Cash flows provided by operations totaled $3.3 million and maintenance capital expenditures totaled $1.1 million for the second quarter of 2018.

2018 Outlook

AAC maintains its previously issued guidance as follows:

Full Year 2018 Guidance
(in millions, except per share data)
Total Revenues	$325 - $340
Inpatient treatment facility revenue	$262 - $266
Outpatient and sober living facility revenue	$40 - $46
Client related diagnostic services revenue	$12 - $15
Non-client related revenue	$11 - $13

Adjusted EBITDA	$68 - $72
Adjusted Earnings per Diluted Common Share	$0.75 - $0.80

The Company now expects an annual effective tax rate of 20% to 22%, down from 24% to 26%, and diluted weighted-average common shares outstanding of approximately 24.5 million for the year.

This outlook above does not include the impact of any future acquisitions, transaction-related costs, litigation settlement or expenses related to legal defenses.

With respect to the “2018 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including de novo start-up and other expense and acquisition-related expenses. We expect these adjustments may have a potentially significant impact on future GAAP financial results.

Earnings Conference Call

The Company will host a conference call and live audio webcast on Thursday, August 2, 2018, at 10:00 a.m. CT to further discuss these results. The number to call for this interactive teleconference is 412-542-4144. A replay of the conference call will be available through August 9, 2018, by dialing 412-317-0088 and entering the replay access code, 10122876. The live audio webcast of the Company's quarterly conference call will also be available online in the Investor Relations section of the Company's website at ir.americanaddictioncenters.org.

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About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements are made only as of the date of this release.  In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words.  Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “AAC Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of the Company’s revenue, profitability, outlook and overall business strategy.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements.  These risks, uncertainties and other factors include, without limitation: (i) our inability to effectively operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates (or failure to pay) by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo projects; (v) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (vi) our failure to achieve anticipated financial results from contemplated and prior acquisitions; (vii) a disruption in our ability to perform diagnostic laboratory services; (viii) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and laboratories; (ix) a disruption in our business and reputational and economic risks associated with civil claims by various parties; (x) inability to meet the covenants in our loan documents or lack of borrowing capacity; (xi) our inability to effectively integrate acquired facilities; and (xii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, and other filings with the Securities and Exchange Commission.  As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate.  Investors should not place undue reliance upon forward-looking statements.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues
Client related revenue	$83,293	$75,692	$159,216	$146,911
Non-client related revenue	3,468	2,350	6,018	4,170
Total revenues	86,761	78,042	165,234	151,081

Operating expenses
Salaries, wages and benefits	46,850	34,508	86,934	71,280
Client related services	8,393	6,646	16,140	13,024
Provision for doubtful accounts	366	9,496	366	16,083
Advertising and marketing	2,584	3,266	5,183	7,041
Professional fees	4,950	3,039	8,600	5,681
Other operating expenses	12,194	8,199	22,782	16,988
Rentals and leases	2,563	1,849	4,679	3,734
Litigation settlement	244	—	3,035	—
Depreciation and amortization	5,909	5,058	11,373	10,527
Acquisition-related expenses	—	42	305	225
Total operating expenses	84,053	72,103	159,397	144,583
Income from operations	2,708	5,939	5,837	6,498
Interest expense, net	7,893	2,846	14,602	5,580
Loss on extinguishment of debt	—	5,435	—	5,435
Other (income) expense, net	(98)	(6)	(89)	28
Loss before income tax (benefit) expense	(5,087)	(2,336)	(8,676)	(4,545)
Income tax (benefit) expense	(84)	562	(1,578)	(3)
Net loss	(5,003)	(2,898)	(7,098)	(4,542)
Less: net loss attributable to noncontrolling interest	1,990	982	3,883	2,023
Net loss attributable to AAC Holdings, Inc. common stockholders	$(3,013)	$(1,916)	$(3,215)	$(2,519)

Basic loss per common share	$(0.12)	$(0.08)	$(0.13)	$(0.11)
Diluted loss per common share	$(0.12)	$(0.08)	$(0.13)	$(0.11)
Weighted-average common shares outstanding:
Basic	24,166,976	23,242,177	23,956,760	23,203,081
Diluted	24,166,976	23,242,177	23,956,760	23,203,081

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in thousands)

	June 30	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$11,353	$13,818
Accounts receivable, net of allowances	97,362	94,096
Prepaid expenses and other current assets	4,638	4,022
Total current assets	113,353	111,936
Property and equipment, net	168,373	152,548
Goodwill	197,184	134,396
Intangible assets, net	13,201	8,829
Deferred tax assets, net	9,572	8,010
Other assets	11,069	12,556
Total assets	$512,752	$428,275

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,613	$4,579
Accrued and other current liabilities	30,487	27,661
Accrued litigation	—	23,607
Current portion of long-term debt	6,723	4,722
Total current liabilities	43,823	60,569
Long-term debt, net of current portion and debt issuance costs	295,322	196,451
Financing lease obligation, net of current portion	24,488	24,541
Other long-term liabilities	12,322	10,546
Total liabilities	375,955	292,107

Stockholders’ equity	155,506	150,994
Noncontrolling interest	(18,709)	(14,826)
Total stockholders’ equity including noncontrolling interest	136,797	136,168
Total liabilities and stockholders’ equity	$512,752	$428,275

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Dollars in thousands)

	Six Months Ended
	June 30, 2018	June 30, 2017
Cash flows (used in) provided by operating activities:
Net loss	$(7,098)	$(4,542)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	366	16,083
Depreciation and amortization	11,373	10,527
Equity compensation	2,159	4,189
Loss on extinguishment of debt	—	5,435
Loss on disposal of property and equipment	34	—
Amortization of debt issuance costs	1,357	364
Deferred income taxes	(1,562)	(582)
Changes in operating assets and liabilities:
Accounts receivable	724	(25,276)
Prepaid expenses and other assets	1,475	690
Accounts payable	(1,464)	1,286
Accrued and other current liabilities	457	932
Accrued litigation	(23,300)	(406)
Other long-term liabilities	(230)	(311)
Net cash (used in) provided by operating activities	(15,709)	8,389
Cash flows used in investing activities:
Purchase of property and equipment	(11,196)	(18,665)
Acquisition of subsidiaries	(65,185)	—
Net cash used in investing activities	(76,381)	(18,665)
Cash flows provided by financing activities:
Payments on 2015 Credit Facility and Deerfield Facility	—	(204,773)
Proceeds from 2015 Credit Facility and Deerfield Facility, net of deferred financing costs	—	11,679
Payments on 2017 Credit Facility	(3,448)	—
Proceeds from 2017 Credit Facility, net of deferred financing costs	94,286	211,494
Payments on capital leases and other	(440)	(400)
Payments on AdCare Note	(250)	—
Payment of employee taxes for net share settlement	(523)	(895)
Net cash provided by financing activities	89,625	17,105
Net change in cash and cash equivalents	(2,465)	6,829
Cash and cash equivalents, beginning of period	13,818	3,964
Cash and cash equivalents, end of period	$11,353	$10,793

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Operating Metrics:
New admissions[1]	5,242	3,008	8,981	6,224
Average daily inpatient census[2]	872	805	823	804
Average daily sober living census[3]	285	156	270	155
Total average daily census	1,157	961	1,093	959
Average episode length (days)[4]	21	28	23	28
Average daily inpatient revenue[5]	$841	$752	$884	$696
Revenue per admission[6]	$15,890	$25,164	$17,728	$23,604
Outpatient visits[7]	51,019	15,463	81,332	32,013
Revenue per outpatient visit[8]	$177	$403	$214	$373
Client related diagnostic services[9]	9%	10%	6%	16%
Inpatient bed count at end of period[10]	1,112	1,100	1,112	1,100
Effective inpatient bed count at end of period[11]	1,108	957	1,108	957
Average effective inpatient bed utilization[12]	79%	80%	78%	78%

1  Represents total client admissions at our inpatient facilities for the periods presented.

2  Represents average daily client census at all of our inpatient facilities.

3  Represents average daily client census at our sober living facilities.

4  Average episode length is the consecutive number of days from admission to discharge that a client stays at an AAC inpatient facility and, when applicable, an AAC sober living facility.

5  Average daily inpatient revenue is calculated as total revenues from all of our inpatient facilities less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily inpatient census.

6  Revenue per admission is calculated by dividing total client related revenue, after the provision for doubtful accounts, by new admissions.

7 Represents the total number of outpatient visits at our standalone outpatient centers during the periods presented.

8  Revenue per outpatient visit is calculated as total revenues from all of our standalone outpatient facilities, after the provision for doubtful accounts, divided by the number of outpatient visits during the period.

9  Client related diagnostic services revenue, as a percentage of client related revenue, includes point-of-care and client related diagnostic laboratory services.

10  Inpatient bed count at end of period includes all beds at inpatient facilities.

11  Effective bed count at end of period represents the number of beds for which our facilities are staffed based on planned census.

12  Average effective inpatient bed utilization represents average daily inpatient census divided by the average effective inpatient bed count during the applicable period.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Adjusted EBITDA to Net Loss Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net loss attributable to AAC Holdings, Inc. common stockholders	$(3,013)	$(1,916)	$(3,215)	$(2,519)
Non-GAAP Adjustments:
Interest expense	7,893	2,846	14,602	5,580
Depreciation and amortization	5,909	5,058	11,373	10,527
Income tax benefit	(84)	562	(1,578)	(3)
Net loss attributable to noncontrolling interest	(1,990)	(982)	(3,883)	(2,023)
Stock-based compensation and related tax reimbursements	1,361	2,052	2,159	4,189
Litigation settlement and California matter related expense	1,201	402	4,403	561
Acquisition-related expense	24	42	453	314
De novo start-up and other expense	382	928	640	4,282
Recruitment and retention expense	715	—	885	—
Employee severance expense	384	46	1,295	789
Loss on extinguishment of debt	—	5,435	—	5,435
Facility closure operating losses and expense	1,993	—	2,785	—
Adjusted EBITDA	$14,775	$14,473	$29,919	$27,132

Adjusted EBITDA, adjusted net income attributable to AAC Holdings, Inc. common stockholders and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below. Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results. The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP"). The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines adjusted EBITDA as net income (loss) attributable to AAC Holdings, Inc. common stockholders adjusted for interest expense, depreciation and amortization expense, income tax benefit, net loss attributable to noncontrolling interest, stock-based compensation and related tax reimbursements, litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense and facility closure operating losses and expense.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except per share data)
Reconciliation of Adjusted Net Income Attributable to AAC Holdings, Inc. Common Stockholders to Net Loss Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net loss attributable to AAC Holdings, Inc. common stockholders	$(3,013)	$(1,916)	$(3,215)	$(2,519)
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	1,201	402	4,403	561
Acquisition-related expense	24	42	453	314
De novo start-up and other expense	382	928	640	4,282
Recruitment and retention expense	715	—	885	—
Employee severance expense	384	46	1,295	789
Loss on extinguishment of debt	—	5,435	—	5,435
Facility closure operating losses and expense	1,993	—	2,785	—
Income tax effect of non-GAAP adjustments	496	1,158	(1,903)	—
Adjusted net income attributable to AAC Holdings, Inc. common stockholders	$2,182	$6,095	$5,343	$8,862
Weighted-average common shares outstanding - diluted	24,166,976	23,242,177	23,956,760	23,203,081
GAAP diluted loss per common share	$(0.12)	$(0.08)	$(0.13)	$(0.11)
Adjusted earnings per diluted common share	$0.09	$0.26	$0.22	$0.38

Management defines adjusted net income attributable to AAC Holdings, Inc. common stockholders as net income (loss) attributable to AAC Holdings, Inc. common stockholders adjusted for litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense, facility closure operating losses and expense and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income attributable to AAC Holdings, Inc. common stockholders as opposed to net income attributable to AAC Holdings, Inc. common stockholders.